EXHIBIT 99.1

NEWS RELEASE

Contact: Kathy Liebmann        (734) 241-2438                 kathy.liebmann@la-z-boy.com

LA-Z-BOY REPORTS FISCAL 2020 THIRD-QUARTER RESULTS

Written Same-Store Sales for the La-Z-Boy Furniture Galleries Network® increased 10.5%

MONROE, Mich., February 18, 2020--La-Z-Boy Incorporated (NYSE: LZB) today reported its operating results for the fiscal 2020 third quarter ended January 25, 2020.

Fiscal 2020 third quarter versus Fiscal 2019 third quarter:

•	Consolidated sales for the third quarter increased 1.8% to $475.9 million

◦	La-Z-Boy Furniture Galleries® stores:

▪	Written same-store sales for the La-Z-Boy Furniture Galleries® network increased 10.5%, the fourth consecutive quarterly increase

▪	Delivered same-store sales for the company-owned Retail segment increased 5.5%, the seventh consecutive quarterly increase

•	Consolidated operating margin:

◦	GAAP: 11.0% versus 8.7%

◦	Non-GAAP*: 9.4% versus 9.0%

▪	Upholstery operating margin:

–	GAAP 13.8% versus 10.3%

–	Non-GAAP 11.2% versus 10.3%

•	Net income attributable to La-Z-Boy Incorporated per diluted share (“EPS”):

◦	GAAP: $0.74 versus $0.61

◦	Non-GAAP*: $0.72 versus $0.63

▪
Fiscal 2020 third quarter excludes a $0.02 charge for purchase accounting, a $0.10 impairment charge for one investment in a privately held start-up company, and a net $0.14 benefit related to the company’s supply chain optimization initiative

▪	Fiscal 2019 third quarter excludes a $0.02 charge for purchase accounting

◦	GAAP and Non-GAAP EPS for the fiscal 2019 third quarter included a one-time $0.07 per share benefit for a redesign of employee benefits programs

•	Cash generated from operating activities increased 46% to $66.1 million on stronger earnings, increased customer deposits and improved working capital management

•	The company returned $18.7 million to shareholders through share purchases and dividends for the quarter

Kurt L. Darrow, Chairman, President and Chief Executive Officer of La-Z-Boy, said, “Our performance for the quarter continues to reflect the strength of the La-Z-Boy brand coupled with a powerful global supply chain that is delivering strong results. During the quarter, our company-owned Retail segment posted its seventh consecutive quarter of increased delivered same-store sales, and our Upholstery segment delivered double-digit profitability. We also generated $66 million in cash from operations and increased returns to shareholders. With a strong brand, supply chain, distribution network and balance sheet, we are focused on driving long-term profitable growth across the enterprise."

Consolidated sales in the third quarter of fiscal 2020 increased 1.8% to $475.9 million, led by growth in the Retail segment. Consolidated GAAP operating margin increased to 11.0% versus 8.7% in the prior-year quarter. Non-GAAP operating margin increased to 9.4% in the current-year quarter versus 9.0% in last year’s third quarter, reflecting improvement in the Upholstery and Retail segments. Non-GAAP results exclude the net benefit of $8.7 million related to the company’s supply chain optimization initiative announced in August, reflecting a gain on the sale of the company's Redlands, California upholstery facility, net of ongoing costs associated with the initiative, and exclude $1.3 million of purchase accounting charges. GAAP and Non-GAAP fiscal 2019 third-quarter results included a one-time benefit of 110 basis points related to a redesign of the company's employee benefits programs.

For the quarter, sales in the company’s Upholstery segment increased 0.7% to $336.7 million and GAAP operating margin increased to 13.8% from 10.3% in last year’s third quarter. Non-GAAP operating margin increased to 11.2% versus 10.3%, and excludes income of $8.7 million related to the supply chain optimization initiative. Operating margin improved as supply chain inflationary pressures were more than offset by efficiencies and lower commodity costs. In the Casegoods segment, sales increased 0.2% to $28.1 million and operating margin was 9.0% compared with 11.9% in the prior-year period, reflecting the impact of tariffs on the occasional table business and increased freight costs.

Sales in the Retail segment increased 5.1% to $167.5 million in the third quarter of fiscal 2020. GAAP operating margin for the Retail segment improved to 9.8% from 8.9% in last year’s third quarter. Non-GAAP operating margin increased to 9.8% in the current-year quarter from 9.1% in last year’s third quarter, and excluded purchase accounting charges in each period related to store acquisitions. Operating margin improvement was driven primarily by a 5.5% increase in delivered same-store sales. On the core base of 153 company-owned stores in last year’s third quarter, delivered same-store sales performance reflected improved traffic trends and continued strong execution at the store level.

Fiscal 2020 third-quarter sales for Joybird (reported in the Corporate & Other segment) increased 17.9% to $21.9 million. Joybird continued to improve its gross margin, fueled by supply chain synergies. Joybird reduced its loss for the quarter on a year-over-year and sequential basis. The company is continuing to make improvements across the business model with the objective to balance investments in growth with bottom-line performance.

GAAP diluted EPS was $0.74 for the fiscal 2020 third quarter versus $0.61 in the prior-year quarter. Non-GAAP diluted EPS was $0.72 versus $0.63 in last year’s third quarter, with the fiscal 2020 third quarter excluding a $0.02 per diluted share charge for purchase accounting, a $0.10 per diluted share impairment charge for one investment in a privately held start-up company, and a $0.14 per diluted share net benefit related to the company’s supply chain optimization initiative. Fiscal 2019 Non-GAAP third-quarter results excluded a $0.02 per diluted share charge for purchase accounting. GAAP and Non-GAAP fiscal 2019 third-quarter results included a one-time $0.07 per diluted share benefit for a redesign of employee benefits.

Balance Sheet and Cash Flow

For the third quarter, the company generated $66.1 million in cash from operating activities, on stronger earnings, increased customer deposits and improved working capital management. La-Z-Boy ended the quarter with $168.2 million in cash, cash equivalents, and restricted cash, and $30.1 million in investments to enhance returns on cash. During the period, the company invested $12.5 million in the business through capital expenditures, paid $6.5 million in dividends, and spent $12.2 million purchasing 0.4 million shares of stock in the open market under its existing authorized share purchase program, leaving 4.8 million shares of purchase availability in the program.

*Non-GAAP amounts for the third quarter of fiscal 2020 exclude: pre-tax purchase accounting charges related to the acquisitions completed in prior periods totaling $1.4 million, or $0.02 per diluted share, with

$1.3 million included in operating income and $0.1 million included in interest expense; a pre-tax charge of $6.0 million, or $0.10 per diluted share related to an impairment for one investment, and pre-tax income of $8.7 million, or $0.14 per diluted share, related to the company’s supply chain optimization initiative, including the closure and sale of the company’s Redlands, California upholstery manufacturing facility and relocation of its Newton, Mississippi leather cut-and-sew operations. Non-GAAP amounts for the third quarter of fiscal 2019 exclude pre-tax purchase accounting charges of $1.5 million, or $0.02 per diluted share, with $1.3 million included in operating income and $0.2 million included in interest expense.

Please refer to the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” for detailed information on calculating Non-GAAP measures used in this press release and a reconciliation to the applicable GAAP measure.

Conference Call

La-Z-Boy will hold a conference call with the investment community on Wednesday, February 19, 2020, at 8:30 a.m. eastern time. The toll-free dial-in number is 844.602.0380; international callers may use 862.298.0970.

The call will be webcast live, with corresponding slides, and archived on the Internet. It will be available at https://lazboy.gcs-web.com/. A telephone replay will be available for a week following the call. This replay will be accessible to callers from the U.S. and Canada at 877.481.4010 and to international callers at 919.882.2331. Enter Replay Passcode: 58265. The webcast replay will be available for one year.

Forward-looking Information

This news release contains, and oral statements made from time to time by representatives of La‑Z‑Boy may contain, “forward-looking statements.” With respect to all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Actual results could differ materially from those we anticipate or project due to a number of factors, including: (a) changes in consumer confidence and demographics; (b) the possibility of a recession; (c) changes in the real estate and credit markets and their effects on our customers, consumers and suppliers; (d) international political unrest, terrorism or war; (e) volatility in energy and other commodities prices; (f) the impact of logistics on imports and exports; (g) tax rate, interest rate, and currency exchange rate changes; (h) changes in the stock market impacting our profitability and our effective tax rate; (i) operating factors, such as supply, labor or distribution disruptions (e.g. port strikes); (j) changes in legislation, including the tax code, or changes in the domestic or international regulatory environment or trade policies, including new or increased duties, tariffs, retaliatory tariffs, trade limitations and termination or renegotiation of bilateral and multilateral trade agreements impacting our business; (k) adoption of new accounting principles; (l) fires, severe weather or other natural events such as hurricanes, earthquakes, flooding, tornadoes and tsunamis; (m) our ability to procure, transport or import, or material increases to the cost of transporting or importing, fabric rolls, leather hides or cut-and-sewn fabric and leather sets domestically or abroad; (n) information technology conversions or system failures and our ability to recover from a system failure; (o) effects of our brand awareness and marketing programs; (p) the discovery of defects in our products resulting in delays in manufacturing, recall campaigns, reputational damage, or increased warranty costs; (q) litigation arising out of alleged defects in our products; (r) unusual or significant litigation; (s) our ability to locate new La-Z-Boy Furniture Galleries® stores (or store owners) and negotiate favorable lease terms for new or existing locations; (t) the ability to increase volume through our e-commerce initiatives; (u) the impact of potential goodwill or intangible asset impairments; and (v) those matters discussed in Item 1A of our fiscal 2019 Annual Report on Form 10-K and other factors identified from time to time in our reports filed with the Securities and Exchange Commission (the “SEC”). We undertake no obligation to update or revise any forward-looking statements, whether to reflect new information or new developments or for any other reason.

Additional Information

This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the Securities and Exchange Commission, which is available at: https://lazboy.gcs-web.com/financial-information/sec-filings. Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at: https://lazboy.gcs-web.com/.

Background Information

La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home. The Upholstery segment companies are England and La-Z-Boy. The Casegoods segment consists of three brands: American Drew®, Hammary®, and Kincaid®. The company-owned Retail segment includes 155 of the 355 La-Z-Boy Furniture Galleries® stores. Joybird is an e-commerce retailer and manufacturer of upholstered furniture.
The corporation’s branded distribution network is dedicated to selling La-Z-Boy Incorporated products and brands, and includes 355 stand-alone La-Z-Boy Furniture Galleries® stores and 559 independent Comfort Studio® locations, in addition to in-store gallery programs for the company’s Kincaid and England operating units. Additional information is available at http://www.la-z-boy.com/.

Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with accounting principles generally accepted in the United States ("GAAP"), this press release also includes Non-GAAP financial measures. Management uses these Non-GAAP financial measures when assessing our ongoing performance. This press release contains references to Non-GAAP operating income, Non-GAAP operating margin, Non-GAAP income before income taxes, Non-GAAP net income attributable to La-Z-Boy Incorporated and Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share, each of which exclude purchase accounting charges, charges for our supply chain optimization initiative, an impairment charge for one investment and impacts from terminating the company's defined benefit pension plan. The purchase accounting charges may include the amortization of intangible assets, incremental expense upon the sale of inventory acquired at fair value, amortization of employee retention agreements, fair value adjustments of future cash payments recorded as interest expense, and adjustments to the fair value of contingent consideration. The charges for our supply chain optimization initiative may include severance costs, accelerated depreciation expense, costs to relocate equipment and inventory, as well as other costs related to the closure, relocation and sale of certain manufacturing operations. These Non-GAAP financial measures are not meant to be considered superior to or a substitute for La-Z-Boy Incorporated’s results of operations prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Reconciliations of such Non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

Management believes that presenting certain Non-GAAP financial measures will help investors understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. Management excludes purchase accounting charges because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions consummated. While the company has a history of acquisition activity, it does not acquire businesses on a predictable cycle, and the impact of purchase accounting charges is unique to each acquisition and can vary significantly from acquisition to acquisition. Similarly, the charges related to the company’s supply chain optimization initiative are dependent on the timing, size, number and nature of the operations being moved or closed, and the charges may not be incurred on a predictable cycle. Management also excludes impacts from the termination of the company’s defined benefit pension plan and an impairment charge for one investment when assessing the company’s operating and financial performance due to the one-time nature of the transactions. Management believes that exclusion of these items facilitates more consistent comparisons of the company’s operating results over time. Where applicable, the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” tables present the excluded items net of tax calculated using the effective tax rate from operations for the period in which the adjustment is presented.

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LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended		Nine Months Ended
(Unaudited, amounts in thousands, except per share data)	1/25/20	1/26/19	1/25/20	1/26/19
Sales	$475,856	$467,582	$1,336,701	$1,291,610
Cost of sales	276,218	277,712	786,962	778,813
Gross profit	199,638	189,870	549,739	512,797
Selling, general and administrative expense	147,325	149,027	444,403	420,294
Operating income	52,313	40,843	105,336	92,503
Interest expense	(265)	(538)	(891)	(1,143)
Interest income	844	540	2,093	1,534
Other expense, net	(5,998)	(941)	(5,390)	(2,046)
Income before income taxes	46,894	39,904	101,148	90,848
Income tax expense	12,178	10,730	25,540	22,374
Net income	34,716	29,174	75,608	68,474
Net income attributable to noncontrolling interests	(204)	(443)	(434)	(1,428)
Net income attributable to La-Z-Boy Incorporated	$34,512	$28,731	$75,174	$67,046

Basic weighted average common shares	46,262	46,820	46,545	46,808
Basic net income attributable to La-Z-Boy Incorporated per share	$0.75	$0.61	$1.61	$1.43

Diluted weighted average common shares	46,584	47,091	46,867	47,212
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.74	$0.61	$1.60	$1.42

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands, except par value)	1/25/20	4/27/19
Current assets
Cash and equivalents	$166,272	$129,819
Restricted cash	1,973	1,968
Receivables, net of allowance of $2,191 at 1/25/20 and $2,180 at 4/27/19	153,721	143,288
Inventories, net	198,567	196,899
Other current assets	82,765	69,144
Total current assets	603,298	541,118
Property, plant and equipment, net	212,851	200,523
Goodwill	185,328	185,867
Other intangible assets, net	29,235	29,907
Deferred income taxes – long-term	19,928	20,670
Right of use lease asset	318,162	—
Other long-term assets, net	73,831	81,705
Total assets	$1,442,633	$1,059,790

Current liabilities
Current portion of long-term debt	$—	$180
Accounts payable	68,045	65,365
Lease liability, short-term	65,128	—
Accrued expenses and other current liabilities	195,349	173,091
Total current liabilities	328,522	238,636
Long-term debt	—	19
Lease liability, long-term	267,955	—
Other long-term liabilities	116,674	124,159
Shareholders' equity
Preferred shares – 5,000 authorized; none issued	—	—
Common shares, $1 par value – 150,000 authorized; 46,075 outstanding at 1/25/20 and 46,955 outstanding at 4/27/19	46,075	46,955
Capital in excess of par value	316,764	313,168
Retained earnings	353,419	325,847
Accumulated other comprehensive loss	(2,361)	(3,462)
Total La-Z-Boy Incorporated shareholders' equity	713,897	682,508
Noncontrolling interests	15,585	14,468
Total equity	729,482	696,976
Total liabilities and equity	$1,442,633	$1,059,790

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended
(Unaudited, amounts in thousands)	1/25/20	1/26/19
Cash flows from operating activities
Net income	$75,608	$68,474
Adjustments to reconcile net income to cash provided by (used for) operating activities
(Gain)/loss on disposal of assets	(10,051)	41
Change in deferred taxes	1,238	2,538
Provision for doubtful accounts	210	477
Depreciation and amortization	23,035	23,182
Equity-based compensation expense	7,235	8,174
Pension plan contributions	—	(7,000)
Change in receivables	(11,178)	1,152
Change in inventories	(62)	(18,950)
Change in other assets	53,620	(10,103)
Change in payables	659	4,954
Change in other liabilities	(20,555)	18,509
Net cash provided by operating activities	119,759	91,448

Cash flows from investing activities
Proceeds from disposals of assets	11,242	447
Proceeds from insurance	1,080	154
Capital expenditures	(35,464)	(35,766)
Purchases of investments	(26,248)	(14,956)
Proceeds from sales of investments	24,688	14,304
Acquisitions	(6,412)	(78,582)
Net cash used for investing activities	(31,114)	(114,399)

Cash flows from financing activities
Net proceeds from credit facility	—	20,000
Payments on debt and finance lease liabilities	(135)	(169)
Stock issued for stock and employee benefit plans, net of shares withheld for taxes	828	4,012
Purchases of common stock	(35,346)	(16,726)
Dividends paid	(18,641)	(17,381)
Net cash used for financing activities	(53,294)	(10,264)

Effect of exchange rate changes on cash and equivalents	1,107	(74)
Change in cash, cash equivalents and restricted cash	36,458	(33,289)
Cash, cash equivalents and restricted cash at beginning of period	131,787	136,871
Cash, cash equivalents and restricted cash at end of period	$168,245	$103,582

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$4,026	$2,827

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Quarter Ended		Nine Months Ended
(Unaudited, amounts in thousands)	1/25/20	1/26/19	1/25/20	1/26/19
Sales
Upholstery segment:
Sales to external customers	$262,835	$265,487	$746,851	$759,569
Intersegment sales	73,861	68,961	204,116	185,370
Upholstery segment sales	336,696	334,448	950,967	944,939

Casegoods segment:
Sales to external customers	22,583	23,129	68,561	73,774
Intersegment sales	5,532	4,936	16,079	14,054
Casegoods segment sales	28,115	28,065	84,640	87,828

Retail segment sales	167,494	159,417	458,894	418,331

Corporate and Other:
Sales to external customers	22,944	19,549	62,395	39,936
Intersegment sales	2,725	3,300	8,137	9,156
Corporate and Other sales	25,669	22,849	70,532	49,092

Eliminations	(82,118)	(77,197)	(228,332)	(208,580)
Consolidated sales	$475,856	$467,582	$1,336,701	$1,291,610

Operating Income (Loss)
Upholstery segment	$46,512	$34,566	$104,859	$90,602
Casegoods segment	2,534	3,332	7,336	10,173
Retail segment	16,383	14,158	33,272	25,179
Corporate and Other	(13,116)	(11,213)	(40,131)	(33,451)
Consolidated operating income	$52,313	$40,843	$105,336	$92,503

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Quarter Ended		Nine Months Ended
(Amounts in thousands, except per share data)	1/25/20	1/26/19	1/25/20	1/26/19
GAAP gross profit	$199,638	$189,870	$549,739	$512,797
Add back: Purchase accounting charges - incremental expense upon the sale of inventory acquired at fair value	88	420	403	2,911
Add back: Supply chain optimization initiative charges	1,029	—	5,292	—
Non-GAAP gross profit	$200,755	$190,290	$555,434	$515,708

GAAP SG&A	$147,325	$149,027	$444,403	$420,294
Less: Purchase accounting charges - amortization of intangible assets and retention agreements	(1,194)	(896)	(3,576)	(2,237)
Add back: Supply chain optimization initiative gain on sale	9,745	—	9,745	—
Non-GAAP SG&A	$155,876	$148,131	$450,572	$418,057

GAAP operating income	$52,313	$40,843	$105,336	$92,503
Add back: Purchase accounting charges	1,282	1,316	3,979	5,148
Less: Supply chain optimization initiative gain on sale and charges	(8,716)	—	(4,453)	—
Non-GAAP operating income	$44,879	$42,159	$104,862	$97,651

GAAP income before income taxes	$46,894	$39,904	$101,148	$90,848
Add back: Purchase accounting charges recorded as part of gross profit, SG&A, and interest expense	1,448	1,507	4,505	5,527
Less: Supply chain optimization initiative gain on sale and charges	(8,716)	—	(4,453)	—
Add back: Investment impairment	6,000	—	6,000	—
Less: Pension termination refund	—	—	(1,900)	—
Non-GAAP income before income taxes	$45,626	$41,411	$105,300	$96,375

GAAP net income attributable to La-Z-Boy Incorporated	$34,512	$28,731	$75,174	$67,046
Add back: Purchase accounting charges recorded as part of gross profit, SG&A, and interest expense	1,448	1,507	4,505	5,527
Less: Tax effect of purchase accounting	(376)	(439)	(1,138)	(1,360)
Less: Supply chain optimization initiative gain on sale and charges	(8,716)	—	(4,453)	—
Add back: Tax effect of supply chain optimization initiative gain on sale and charges	2,263	—	1,124	—
Add back: Investment impairment	6,000	—	6,000	—
Less: Tax effect of investment impairment	(1,558)	—	(1,515)	—
Less: Pension termination refund	—	—	(1,900)	—
Add back: Tax effect of pension termination refund	—	—	480	—
Non-GAAP net income attributable to La-Z-Boy Incorporated	$33,573	$29,799	$78,278	$71,213

GAAP net income attributable to La-Z-Boy Incorporated per diluted share	$0.74	$0.61	$1.60	$1.42
Add back: Purchase accounting charges, net of tax, per share	0.02	0.02	0.07	0.09
Less: Supply chain optimization initiative gain on sale and charges, net of tax, per share	(0.14)	—	(0.07)	—
Add back: Investment impairment, net of tax, per share	0.10	—	0.10	—
Less: Pension termination refund, net of tax, per share	—	—	(0.03)	—
Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share	$0.72	$0.63	$1.67	$1.51

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
SEGMENT INFORMATION

	Quarter Ended
(Amounts in thousands)	1/25/20	% of sales	1/26/19	% of sales
GAAP operating income (loss)
Upholstery segment	$46,512	13.8%	$34,566	10.3%
Casegoods segment	2,534	9.0%	3,332	11.9%
Retail segment	16,383	9.8%	14,158	8.9%
Corporate and Other	(13,116)	N/M	(11,213)	N/M
GAAP Consolidated operating income	$52,313	11.0%	$40,843	8.7%

Purchase accounting and supply chain optimization initiative affecting operating income
Upholstery segment	$(8,659)		$(241)
Casegoods segment	—		—
Retail segment	88		420
Corporate and Other	1,137		1,137
Consolidated Non-GAAP charges affecting operating income	$(7,434)		$1,316

Non-GAAP operating income (loss)
Upholstery segment	$37,853	11.2%	$34,325	10.3%
Casegoods segment	2,534	9.0%	3,332	11.9%
Retail segment	16,471	9.8%	14,578	9.1%
Corporate and Other	(11,979)	N/M	(10,076)	N/M
Non-GAAP Consolidated operating income	$44,879	9.4%	$42,159	9.0%

N/M - Not Meaningful

	Nine Months Ended
(Amounts in thousands)	1/25/20	% of sales	1/26/19	% of sales
GAAP operating income (loss)
Upholstery segment	$104,859	11.0%	$90,602	9.6%
Casegoods segment	7,336	8.7%	10,173	11.6%
Retail segment	33,272	7.3%	25,179	6.0%
Corporate and Other	(40,131)	N/M	(33,451)	N/M
GAAP Consolidated operating income	$105,336	7.9%	$92,503	7.2%

Purchase accounting and supply chain optimization initiative affecting operating income
Upholstery segment	$(4,288)		$(37)
Casegoods segment	—		—
Retail segment	403		1,508
Corporate and Other	3,411		3,677
Consolidated Non-GAAP charges affecting operating income	$(474)		$5,148

Non-GAAP operating income (loss)
Upholstery segment	$100,571	10.6%	$90,565	9.6%
Casegoods segment	7,336	8.7%	10,173	11.6%
Retail segment	33,675	7.3%	26,687	6.4%
Corporate and Other	(36,720)	N/M	(29,774)	N/M
Non-GAAP Consolidated operating income	$104,862	7.8%	$97,651	7.6%

N/M - Not Meaningful